UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

CORNERSTONE BUILDING BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 2022

CD&R & Cornerstone Building Brands Leadership Talking Points

Cornerstone Building Brands has entered into a definitive agreement for Clayton, Dubilier & Rice (CD&R) to acquire the remaining shares of Cornerstone Building Brands that it does not already own

▪	CD&R currently owns approximately 49% of Cornerstone Building Brands and has been a supportive investor for many years

▪	CD&R will purchase the remaining shares of the company that they do not already own

▪	CD&R has agreed to pay $24.65 per share for all remaining shares

▪	This will result in the company becoming private and fully owned by CD&R

▪	This is a significant vote of confidence in Cornerstone Building Brands by an investment firm that knows our business and management team extremely well and has a high degree of conviction in the ongoing value creation opportunity through growth and improvement of our business

We believe that Cornerstone Building Brands will have an opportunity to thrive as a private company supported by CD&R.

▪	CD&R is a highly respected investment firm with a track record of business growth and partnership with management

▪	CD&R’s approach is to build value for their investors, which include leading university endowments, foundations and corporate and public pension funds, by building great businesses. They collaborate with management teams to help companies grow and prosper.

▪	Their strength is in helping the companies it partners with achieve operational performance improvements, accelerating growth strategies, boosting productivity and innovation.

▪	CD&R is investing behind our team and intends to bring all of the resources of the firm to bear to help us continue to grow and improve

CD&R has been a valuable part of our organization and our growth well before the beginning of Cornerstone Building Brands

▪	Since we created Cornerstone Building Brands through the merger of NCI Building Systems and Ply Gem Building Products, CD&R has been the largest investor in our company with approximately 49% ownership of our shares and with directors on our Board.

▪	They know our leadership team, appreciate all that we have accomplished since the merger and believe in our opportunity for growth

▪	We have achieved so much since the creation of Cornerstone Building Brands in 2018 – what we’ve accomplished together to date is a key reason why CD&R believes in our continued success

▪	Prior to the formation of Cornerstone Building Brands, CD&R was also the largest shareholder of NCI Building Systems, which it had been invested in since 2009 with a supportive, long-term investment approach

Cornerstone Building Brands will remain publicly traded while this transaction goes through required regulatory approvals. We expect the transaction to close in the second or third quarter of 2022.

▪	I understand you may have questions as we move forward with the transaction and our goal is to communicate as transparently as we can.

▪	Now that the definitive merger agreement has been signed, there are a few steps we need to complete before the transaction is fully closed including, among other things – appropriate approvals from our shareholders and receipt of certain regulatory approvals

o	Please remember, the deal cannot be completed until the shareholders approve it and certain regulatory approvals are met

In the meantime, we are still a publicly traded company and it is business as usual.

▪	We are subject to the same regulations as always and subject to the same rules with respect to confidentiality, insider trading and public communication as outlined in our Code of Conduct. We must be cautious to not speculate or comment on forward looking information about our company

▪	It is critically important for each of us to remain focused on executing our CBB2024 strategy and continuing our journey to become the premier exterior building solutions company.

▪	We will continue to update you on the progress of this transaction

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “potential,” “forecast,” “target” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2022, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company and affiliates of CD&R will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at https://investors.cornerstonebuildingbrands.com/investor-home/default.aspx.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 20, 2021, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022, and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.